STATE OF NEW YORK

DEPARTMENT OF STATE

I hereby certify that the annexed copy has been compared with the original document in the custody of the Secretary of State and that the same is a true copy of said original.

WITNESS my hand and official seal of the Department of State, at the City of Albany, on November 6, 2020.

Brendan C. Hughes
Executive Deputy Secretary of State

Rev. 10/20

NEW YORK STATE OF OPPORTUNITY.

Division of Corporations, State Records and Uniform Commercial Code

New York State
Department of State
DIVISION OF CORPORATIONS,
STATE RECORDS AND
UNIFORM COMMERCIAL CODE
One Commerce Plaza
99 Washington Ave.
Albany, NY 12231-0001
www.dos.ny.gov

CERTIFICATE OF AMENDMENT
OF THE
CERTIFICATE OF INCORPORATION
OF

NOWIGENCE INC.

(Insert the Current Name of Domestic Corporation)

Under Section 805 of the Business Corporation Law

FIRST: The current name of the corporation is:

NOWIGENCE INC.

If the name of the corporation has been previously changed, the name under which it was originally formed is:

____________________.

SECOND: The date of filing of the certificate of incorporation with the Department of State is:

08/01/2011

THIRD: The amendment effected by this certificate of amendment is as follows:

Paragraph Fourth of the Certificate of Incorporation relating to

The corporation shall have authority to issue two classes of shares of stock; the total number of shares the corporation is authorized to issue is Sixty Million (60,000,000) shares of Common Stock Class A, with a par value of ($0.00001), Class A common stock holders have one vote per share, and Forty Million (40,000,000) shares of Common Stock Class B, with a par value of ($0.00001), Class B common stock has 10 votes per share.

is amended to read in its entirety as follows:

The corporation shall have the authority to issue four classes of shares of stock, an increase from two classes previously authorized; the total number of shares the corporation is authorized to issue is Seven Hundred Million (700,000,000) shares of Common Stock Class A, an increase from Sixty Million (60,000,000) shares previously authorized, with a par value of ($0.00001), Class A common stock has one vote per share, par value and voting rights remain unchanged. As of June 30, 2020, the number of issued class A shares is 25,596,230 leaving after this change in authorized shares, authorized but not yet issued shares of 674,403,770.

Two Hundred Million (200,000,000) shares of Common Stock Class B, an increase from Forty Million (40,000,000) shares previously authorized, with a par value of ($0.00001), Class B common stock has 10 votes per share, par value and voting rights remain unchanged. As of June 30, 2020, the number of issued class A shares is 37,927,270 leaving after this change in authorized shares, authorized but not yet issued shares of 162,072,730.

One Hundred and Fifty Million (150,000,000) shares of Common Stock Class C with a par value of ($0.00001), Class C has no voting rights no class C shares have been issued; and Fifty Million (50,000,000) Preferred Stock with a par value of ($0.00001), Preferred Stock has no voting rights no Preferred Stock shares have been issued.

FOURTH: The certificate of amendment was authorized by: *(Check the appropriate box)*

☐ The vote of the board of directors followed by a vote of a majority of all outstanding shares entitled to vote thereon at a meeting of shareholders.

☒ The vote of the board of directors followed by the unanimous written consent of the holders of all outstanding shares.

X [signature]
(Signature)

Anoop Bhatia
(Name of Signer)

President & CEO
(Title of Signer)

201026000 3W

CERTIFICATE OF AMENDMENT
OF THE
CERTIFICATE OF INCORPORATION
OF

NOWIGENCE INC.

(Insert Current Name of Domestic Corporation)

Under Section 805 of the Business Corporation Law

Filer's Name and Mailing Address:

David L. Evans

Name:

c/o Spectrum Consulting Partners, LLC.

Company, if Applicable:

2 Tower Place

Mailing Address:

Albany, NY 12203

City, State and Zip Code:

NOTES:

1. The name of the corporation and its date of incorporation provided on this certificate must exactly match the records of the Department of State. This information should be verified on the Department of State's website at www.dos.ny.gov.
2. This form was prepared by the New York State Department of State. It does not contain all optional provisions under the law. You are not required to use this form. You may draft your own form or use forms available at legal stationery stores.
3. The Department of State recommends that all documents be prepared under the guidance of an attorney.
4. The certificate must be submitted with a $60 filing fee.

For Office Use Only

195

STATE OF NEW YORK
DEPARTMENT OF STATE

FILED OCT 26 2020

TAX $
BY: k

336